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                        APPLICATION FOR VARIABLE ANNUITY
              ISSUED BY ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
       SEND APPLICATION TO:  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK,
                   P.O. BOX 2898, HUNTINGTON STATION, NY 11746


                                   2.  INVESTMENT ALTERNATIVE ALLOCATION
                                        (whole percentages only)

                                   ____ % Money Market Portfolio (MMP)
                                   ____ % Quality Income Plus Portfolio (QIP)
1.  TOTAL PURCHASE PAYMENT         ____ % High Yield Portfolio (HYP)
                                   ____ % Equity Portfolio (EP)
                                   ____ % Managed Assets Portfolio (MAP)
                                   ____ % Dividend Growth Portfolio (DIV)
                                   ____ % Utilities Portfolio (UTL)
     $____________________         ____ % ______________________________
                                   ____ % ______________________________
                                   ____ % Fixed Account (RFA)
                                   100  % Total

4.   OWNER     / /  Male      / / Female

     Name______________________Soc. Sec. No._______________Birthdate____________

     Address___________________City________________________State_______Zip______

               / /  Male      / / Female

     Name______________________Soc. Sec. No._______________Birthdate____________

     Address___________________City________________________State_______Zip______


5.   OWNER'S BENEFICIARY (Receives benefits on death of (all) Owner(s).)

     Name______________________Relationship to Owner____________________________

     Address___________________City_______________________State_______Zip_______

     Name______________________Relationship to Owner____________________________

     Address___________________City_______________________State_______Zip_______


6.   ANNUITANT (Leave blank if same as Owner.)

               / /  Male      / / Female  Relationship to Owner_________________

     Name______________________Soc. Sec. No._______________Birthdate____________

7. ANNUITANT'S BENEFICIARY (Receives benefits on death of Annuitant.) (Leave blank if Annuitant same as Owner.)

     Name______________________Relationship to Annuitant________________________

     Address___________________City_______________________State_______Zip_______


     Name______________________Relationship to Annuitant________________________

     Address___________________City_______________________State_______Zip_______

8.   REPLACEMENT

     Will this annuity replace or change any existing annuity or life
     insurance?                          / / Yes  / / No (Complete only if Yes.)

     Company____________________________________Policy No.______________________

     Cost basis_________________________________Policy/App. Date________________

9.   TAX QUALIFIED PLAN

     / / IRA Rollover                             / / 401(a)(pension)
     / / IRA Transfer                             / / 403(b)(TSA)
     / / SEP/year of Contribution_____            / / Other__________
     (Attach form 5305.)

     By initialing this statement, I acknowledge that I have received an IRA
     Disclosure Statement.         / /

NYLR84
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10.  SPECIAL INSTRUCTIONS

     A copy of this application signed by the agent will be the receipt for the first purchase payment. If this application is declined, the Company will have no liability except to return the first purchase payment.

     I have read the above statements and represent that they are complete and true to the best of my knowledge and belief. I agree that this application shall be part of any annuity contract issued by the Company.

     Allstate Life Insurance Company of New York ("Allstate") may add to or correct the application in the space labeled 'Home Office Endorsement'. By accepting the policy issued, I agree to any additions or corrections to the application. Allstate will obtain written agreement form me for any changes in the investment allocation, benefits, type of plan, or birthdates.

     I UNDERSTAND THAT CONTRACT VALUES AND ANNUITY PAYMENTS, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. I ACKNOWLEDGE RECEIPT OF CURRENT PROSPECTUS FOR THIS VARIABLE ANNUITY.

   Signed At_______________________________________________  Date___/___/___
                    City                   State
   _____________________________________  ______________________________________
        Signature(s) of Owners(s)           Signature of Annuitant, if not Owner

HOME OFFICE ENDORSEMENT

AGENT USE ONLY

Do you have any reason to believe that the Annuity Contract(s) applied for are
to replace or change any existing annuity or life insurance?   / / YES  / / NO

   Agent's Signature_______________________________Branch/AE No.________________

   Printed Name of Agent___________________________Transaction No.______________

NYLR 84

TELEPHONE TRANSFER PRIVILEGE

/ / By checking here, I authorize the Company to make transfers among the Investment Alternatives based upon telephone instructions. By this, I acknowledge that I understand and agree; (i) neither the Company nor any person acting on its behalf shall be subject to any claim, loss, liability, cost or expense if it acted in good faith upon a telephone instruction in reliance on authorization; (ii) transfers will be made in accordance with procedures established in advance by the Company (see the prospectus), and;
     (iii) this authorization shall continue in force until and unless the earlier of (a) written revocation of its received by the Company or (b) the Company discontinues this privilege.